SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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drugstore.com, inc.

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Notes:

April 28, 2003

Dear Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of drugstore.com, inc., a Delaware corporation, to be held on Thursday, June 12, 2003, at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th St., Bellevue, Washington 98004.

At the Annual Meeting, you will be asked to (i) elect eight directors to our Board of Directors and (ii) ratify the appointment of Ernst & Young LLP as our independent auditors for the 2003 fiscal year. The accompanying Notice of Annual Meeting and Proxy Statement presents the details of these proposals.

Our Board of Directors unanimously recommends that you vote FOR these two proposals.

Your participation and vote are important. The directors elected at our Annual Meeting will be those receiving the greatest number of votes cast, in person or by proxy, at the Annual Meeting. The adoption of the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors will not be effected without the affirmative vote of at least a majority of the outstanding common stock present, in person or by proxy, and voting at the Annual Meeting.

For further information regarding the matters to be voted on at the Annual Meeting, I urge you to carefully read the accompanying Proxy Statement dated April 28, 2003. If you have more questions about these proposals or would like additional copies of the Proxy Statement, you should contact Robert A. Barton, Vice President of Finance and Chief Financial Officer of drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005; telephone: (425) 372-3200. Even if you plan to attend the Annual Meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope. This will not limit your right to attend or vote at the Annual Meeting.

Sincerely,

Peter M. Neupert

Chairman of the Board

The accompanying Proxy Statement is dated April 28, 2003, and is first being mailed to stockholders on or about May 8, 2003.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 12, 2003

To the Stockholders of

drugstore.com, inc.:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders (the “Annual Meeting”) of drugstore.com, inc., a Delaware corporation, will be held on Thursday, June 12, 2003, at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th St., Bellevue, Washington 98004. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect eight directors to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the 2003 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 16, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person, even though the stockholder has previously returned a proxy card.

By Order of the Board of Directors

Alesia L. Pinney

Vice President, General Counsel

and Secretary

Bellevue, Washington

April 28, 2003

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, June 12, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is being furnished by and on behalf of the board of directors (the “Board of Directors”) of drugstore.com, inc., a Delaware corporation (“drugstore.com” or the “Company”), to holders of our common stock, par value $0.0001 per share, in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 12, 2003, at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th St., Bellevue, Washington 98004, and at any adjournment or postponement thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders.

Our complete mailing address and the address of our principal executive offices is drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, and our telephone number is (425) 372-3200.

This Proxy Statement and the accompanying form of proxy is dated April 28, 2003 and is first being mailed to our stockholders on or about May 8, 2003.

As used herein “we,” “our” and similar terms refer to drugstore.com.

Stockholders Entitled to Vote; Vote Required

Our Board of Directors has fixed the close of business on April 16, 2003, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof (the “Record Date”). Accordingly, only holders of record of shares of our common stock on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were outstanding and entitled to vote 68,759,202 shares of our common stock, constituting all of our voting stock. As of the Record Date, there were 812 shareholders of record of our common stock. Each holder of record of our common stock on the Record Date is entitled to one vote per share, which may be cast either in person or by properly executed proxy, at the Annual Meeting. The directors elected at the Annual Meeting will be the eight nominees for director receiving the greatest number of votes cast, in person or by proxy, at the Annual Meeting. Holders of common stock are not allowed to cumulate their votes in the election of directors. The ratification of the appointment of Ernst & Young LLP as our independent auditors and any other matters submitted to a vote of stockholders require the affirmative vote of a majority of all votes cast at the meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for 10 days prior to the Annual Meeting during ordinary business hours at our headquarters located at 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005.

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held by stockholders who abstain from voting and shares held in a “street name” of a bank, broker or other holder of record (a “nominee”) that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter (“Broker Non-Votes”) will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining whether a quorum exists. In the election of directors, an abstention or Broker Non-Vote will have no effect on the outcome of such election. For all other matters to be voted on, abstentions will be treated as votes AGAINST a particular matter, and Broker Non-Votes will not be considered as shares entitled to vote on a particular matter and, accordingly, will have no effect on the outcome of the vote with respect to a particular matter.

Proxies

All shares of our common stock that are entitled to vote and are represented at the Annual Meeting by valid proxies received prior to or at the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies, in connection with Proposals No. 1 and 2. If no instructions are indicated (other than in the case of Broker Non-Votes), such proxies will be voted as recommended by our Board of Directors.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn such Annual Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their judgment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a letter and delivering it to us before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Any written notice of revocation or subsequent proxy should be sent to drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, Attention: Secretary, or hand delivered to our Secretary at or before the taking of the vote at the Annual Meeting. If your shares are held by a nominee, then the nominee’s name, rather than your name, will appear in our register of holders and the nominee will be entitled to vote your shares. In order to be admitted to the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by the nominee. Even if you attend the Annual Meeting, however, you will not be able to vote the shares that you hold in street name. Therefore, you should instruct your nominee on how to vote those shares on your behalf.

We will pay the costs and expenses of soliciting proxies. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with, such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares of our common stock held as of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s Amended and Restated Bylaws dated April 23, 2003 which fixes the number of directors constituting the Board of Directors at eight, our Board of Directors consists of eight directors. Under the terms of the Fifth Amended and Restated Voting Agreement dated December 23, 1999, among drugstore.com, Amazon.com, Inc., certain affiliates of Kleiner Perkins Caulfield & Byers, Vulcan Ventures Inc., Mr. Neupert and the other parties thereto (the “Voting Agreement”), Amazon.com has the right to nominate one individual to our Board of Directors, for as long as Amazon.com is a holder of at least 5% of our outstanding common stock (a “5% Holder”). The parties to the Voting Agreement are required to vote their shares in favor of the election of Amazon.com’s nominee for director. Jeffrey Bezos, Chairman, President and Chief Executive Officer of Amazon.com, has been nominated as one of our directors by Amazon.com and has served as a member of our Board of Directors since August 1998. Rite Aid Corporation had a similar right to nominate a director to our Board of Directors, for as long as Rite Aid was a 5% Holder. During the course of fiscal 2002, Rite Aid ceased to be a 5% Holder and as a result no longer has the right to nominate a director. The

Board of Directors chose not to fill the vacant position on the Board of Directors and on April 23, 2003 amended the Company’s bylaws to reduce, from nine to eight, the number of directors constituting the full Board of Directors.

Each director is elected at our annual meeting of stockholders for a term of one year and serves until the next annual meeting and until his or her successor is duly elected and qualified. Each executive officer is appointed by the Board of Directors and serves until his or her successor has been duly appointed and qualified. There are no family relationships among any of our directors, officers and key employees.

Each member of our Board of Directors has been nominated for re-election as a director at the Annual Meeting, for an additional one-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of each of these directors, unless otherwise directed. We know of no reason why any of the nominees listed below would be unable or unwilling to serve as directors, but if, contrary to our expectations, a nominee should become unavailable to serve as a director for any reason, votes will be cast pursuant to the accompanying form of proxy for the election of such substitute nominee(s) as may be designated by the Board of Directors. The eight nominees receiving the highest number of votes cast at the Annual Meeting will be elected as our directors. Abstentions and Broker Non-Votes will have no effect on the election of directors.

The Board of Directors unanimously recommends that the holders of shares of our common stock vote FOR the election of each of the eight nominees listed below.

Nominees

The eight nominees to serve on our Board of Directors are as follows:

Name	Age	Director Since	Principal Occupation and Past 5 Years of Business Experience
Peter M. Neupert	47	July 1998

Chairman of the Board of the Company. Peter M. Neupert has served as Chairman of the Board of Directors since July 1999. Mr. Neupert also served as President and Chief Executive Officer of drugstore.com from July 1998 to April 2001. From March 1987 to July 1998, he worked for Microsoft Corporation in several positions, including Vice President of News and Publishing for Microsoft’s interactive media group. Mr. Neupert is also a director of Avenue A, Inc., as well as a director of one private company. Mr. Neupert received an M.B.A. from the Amos Tuck School of Business at Dartmouth College and a B.A. from Colorado College.

Kal Raman	34	April 2001

President, Chief Executive Officer and Director of the Company. Kal Raman has served as President and Chief Executive Officer of drugstore.com since April 2001. Mr. Raman joined drugstore.com in August 1998 and served as Vice President, Technology and Chief Information Officer from August 1998 to March 1999, as Vice President, Technology and Operations and Chief Information Officer from March 1999 to May 1999, as Senior Vice President, Operations and Technology and Chief Operating Officer from May 1999 to November 1999 and as Senior Vice President and Chief Operating Officer from November 1999 to April 2001. From March 1998 to August 1998, Mr. Raman served as Chief Information Officer and Vice President of NationsRent West, Inc. From February 1997 to March 1998, Mr. Raman served as Senior Director of Information Systems of Blockbuster Inc. Mr. Raman received a Bachelor Degree of Engineering from the College of Engineering of Anna University in Guindy, India.

Name	Age	Director Since	Principal Occupation and Past 5 Years of Business Experience
Jeffrey P. Bezos	39	August 1998

Chairman of the Board, President, and Chief Executive Officer of Amazon.com. Jeffrey P. Bezos, a founder of Amazon.com, has served as Chairman of the Board of Directors of Amazon.com since its founding in 1994, Chief Executive Officer of Amazon.com since May 1996, President of Amazon.com from its founding to June 1999 and again from October 2000 to the present. Mr. Bezos received his B.S. in Electrical Engineering and Computer Science from Princeton University.

L. John Doerr	51	November 1998

General Partner of Kleiner Perkins Caufield & Byers, L. John Doerr has been a general partner of Kleiner Perkins Caufield & Byers, a private venture capital firm, since September 1980. Mr. Doerr is also a director of Amazon.com, Handspring, Inc., Intuit, Inc., Homestore.com, Inc. and Sun Microsystems, Inc., as well as several private companies. Mr. Doerr received an M.E.E. and a B.S.E.E. from Rice University and an M.B.A. from Harvard Business School.

Melinda French Gates	38	August 1999

Founder of Bill & Melinda Gates Foundation. Mrs. Gates left the Microsoft Corporation in May 1996 after working in a variety of positions, including serving as both product manager and general manager for the development of several multi-media products and other software programs. Since leaving Microsoft, Mrs. Gates has focused on philanthropic work in the areas of global health and learning. Mrs. Gates holds a B.A. from Duke University and an M.B.A. from The Fuqua School of Business at Duke University, and she is a member of the Duke University Board of Trustees.

Dan Levitan	45	March 2002

Co-founder and Managing Partner of Maveron LLC, a company providing advisory services to consumer-based businesses. Mr. Levitan has served as Managing Partner at Maveron since its founding in January 1998. Mr. Levitan is also a general partner of Maveron LLC’s affiliated venture capital funds, Maveron Equity Partners, L.P. and Maveron Equity Partners 2000, L.P. Mr. Levitan serves as a director of several private companies. Mr. Levitan holds a B.A. from Duke University and an M.B.A. from Harvard Business School.

Name	Age	Director Since	Principal Occupation and Past 5 Years of Business Experience
William D. Savoy	38	July 1999

President of Vulcan Inc. and President of Vulcan Ventures Inc. William D. Savoy has been the President of Vulcan Inc. (formerly Vulcan Northwest Inc.), managing the personal finances of Paul G. Allen, and the President of Vulcan Ventures Inc., an investment entity wholly owned by Paul G. Allen, since November of 1990. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as a director of Charter Communications, Inc. and RCN Corporation. Mr. Savoy holds a B.S. in Computer Science, Accounting and Finance from Atlantic Union College.

Gregory S. Stanger	38	April 2003

Senior Vice President, Chief Financial Officer and Director of Expedia Inc. Gregory S. Stanger has been the Senior Vice President, Chief Financial Officer and Director of Expedia since February 2002 and has been Chief Financial Officer of Expedia since October 1999. Prior to joining Expedia, he served as Senior Director, Corporate Development at Microsoft from 1998 to 1999 and held various positions within Microsoft’s Corporate Development department from 1993 to 1998. Mr. Stanger received a B.A. from Williams College and an M.B.A. from the University of California at Berkeley.

Meetings and Committees of the Board of Directors

Our Board of Directors held five meetings during fiscal year 2002 and took action by unanimous written consent on two other occasions. Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating/Governance Committee, a Stock Option Committee, and an Employee Stock Purchase Plan (“ESPP”) Committee.

No incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors (including regularly scheduled and special meetings) and the total number of meetings held by all committees of the Board of Directors on which she or he served, which were held during the period for which he or she was a director in fiscal year 2002, except for Mrs. Gates, who attended 71% of the aggregate number of meetings of the Board of Directors and of the Compensation Committee of which she is a member.

Audit Committee.    The Audit Committee, currently composed of Messrs. Savoy, Stanger and Doerr, all of whom are “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, reviews and monitors our internal accounting procedures, corporate financial reporting, external and internal audits, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. Mr. Stanger replaced former director Brooks Byers as a member of the Audit Committee following Mr. Byers’ resignation as a director on March 31, 2003. The Audit Committee also recommends to our Board of Directors the independent public accountants to be selected to conduct the annual audit of our accounts. The Audit Committee met four times during fiscal year 2002.

Compensation Committee.    The Compensation Committee is currently composed of Mrs. Gates and Messrs. Doerr and Levitan. Mr. Levitan replaced former director Howard D. Schultz as a member of the Compensation Committee following Mr. Schultz’s resignation as a Director on March 7, 2002. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of compensation and benefits provided to our officers (other than our chief executive officer, whose compensation may be determined either by the Compensation Committee or by the Board of Directors as a whole). In addition, the Compensation Committee establishes and reviews general policies relating to the compensation and benefits of all of our employees. All members of the Compensation Committee meet the definition of “non-employee directors” for the purposes of SEC Rule 16b-3. The Compensation Committee met once during fiscal year 2002 and took action by unanimous written consent on one other occasion.

Nominating/Governance Committee.    The Nominating/Governance Committee, currently composed of Mr. Neupert and Mrs. Gates, evaluates and recommends to the Board of Directors nominees for directors to be elected at the annual meeting of stockholders and membership of other committees of the Board of Directors. The Nominating/Governance Committee also develops, reviews and is responsible for the implementation of policies relating to ethics, conflicts of interest and other corporate governance matters of the Company. The Nominating/Governance Committee did not meet during fiscal year 2002, as the Board of Directors as a whole performed the functions of this Committee during 2002. The Nominating/Governance Committee does not consider nominees proposed by holders of shares of our common stock.

Stock Option Committee.    The Stock Option Committee, currently composed of Messrs. Raman and Mr. Neupert, has authority to grant stock options to optionees who are not executive officers or directors of drugstore.com.

ESPP Committee.    The ESPP Committee has authority to administer our 1999 Employee Stock Purchase Plan. Mr. Neupert is the sole member of the ESPP Committee.

Director Compensation

During 2002 we did not provide any cash compensation to our directors for their services as members of the Board of Directors. Under our 1998 Stock Plan, as amended in June 2000 (the “1998 Stock Plan”), non-employee directors are eligible to receive stock option grants at the discretion of the Board of Directors or any other administrator of the plan. In March 2002, Mrs. Gates was granted an option under the terms of the 1998 Stock Plan to purchase 25,000 shares at $1.93 per share; the market price per share on the date of grant was $2.50.

As of 2003, our non-employee directors who do not serve on behalf of an entity with a contractual right to a board seat (“Eligible Non-Employee Directors”) will receive annual cash compensation in the amount of $5,000 for their service as members of the Board of Directors. Eligible Non-Employee Directors who are members of the Audit Committee will receive an additional $10,000 in annual compensation, and Eligible Non-Employee Directors who are members of any other committee will receive an additional $5,000 in annual compensation. We also reimburse all directors for certain expenses incurred by them in connection with attendance at Board of Directors’ and committee meetings. In addition, as of 2003 our Eligible Non-Employee Directors will receive an annual option grant to purchase 25,000 shares of common stock under our 1998 Stock Plan. The exercise price of the options will be the market price per share on the date of grant. In February 2003, each of our Eligible Non-Employee Directors was granted an option under the terms of the 1998 Stock Plan to purchase 12,500 shares at $2.63 per share, which was the market price per share on the date of grant. In connection with his appointment as a director in April 2003, Mr. Stanger, who is an Eligible Non-Employee Director, was granted an option under the terms of the 1998 Stock Plan to purchase 12,500 shares at $3.91 per share, which was the market price per share on the date of grant. Each of our Eligible Non-Employee Directors will receive an option to purchase an additional 25,000 shares at a price equal to the market price on the date of grant, upon or shortly after his or her election as a director of the Company at the Annual Meeting.

Mr. Neupert resigned as our President and Chief Executive Officer effective April 26, 2001. Since May 21, 2001 Mr. Neupert has served as the Chairman of the Board of Directors. Under the terms of his offer letter from the Company dated May 21, 2001, Mr. Neupert receives an annual fee of $125,000 and is eligible to receive bonuses and certain other employee benefits. For the fiscal year ended December 29, 2002 Mr. Neupert received a fee of $125,000. In April 2003, Mr. Neupert was granted an option to purchase 500,000 shares of our common stock at $3.90 per share, the market price at the time of grant.

Mr. Raman is one of our directors and is employed by us as our President and Chief Executive Officer, but he receives no additional compensation for his services as a director. For details of our arrangements with Mr. Raman, see “Agreements with Named Executive Officers and Directors” on page 17.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal year 2002 were Mrs. Gates and Messrs. Doerr and Levitan. None of these individuals were officers or employees of the Company or any of its subsidiaries at any time during the year ended December 29, 2002, nor have any of these individuals ever been an officer of the Company or any of its subsidiaries. In addition, none of the executive officers of the Company served on the compensation committee of another entity or as a director of an entity that employs any of the members of the Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent and financially literate as required by the National Association of Securities Dealers’ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which was filed with the Securities and Exchange Commission (the “SEC”) in connection with the 2001 Annual Meeting of Stockholders and which is publicly available on the Web site of the SEC at www.sec.gov.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In connection with these responsibilities, the Audit Committee met with management and with Ernst & Young LLP, drugstore.com’s independent auditors, to review and discuss drugstore.com’s 2002 audited, consolidated financial statements. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, the “Communication with Audit Committees,” as currently in effect. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No.1, “Independence Discussions with Audit Committees,” as currently in effect, and has discussed with Ernst & Young LLP its independence from the Company.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, are not employed by drugstore.com for accounting, financial management or internal control purposes, and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles and procedures, or internal controls and procedures, designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of drugstore.com’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that drugstore.com’s auditors are in fact “independent.”

Based on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter of the Audit Committee, the Audit Committee recommended to the drugstore.com’s Board of Directors that drugstore.com’s 2002 audited, consolidated financial statements be included in drugstore.com’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the SEC.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 29, 2002, and the reviews of the condensed, consolidated financial statements included in our quarterly reports on Forms 10-Q for quarterly periods ending during fiscal year 2002, were $216,839. The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual consolidated financial statements for the fiscal year ended December 30, 2001, and the reviews of the condensed consolidated financial statements included in our quarterly reports on Forms 10-Q for quarterly periods ending during fiscal year 2001, were $172,496.

Audit-Related Fees

Ernst & Young LLP did not render any audit-related services, outside the scope of services provided by audit fees, to the Company during the fiscal years ended December 29, 2002 and December 30, 2001.

Tax Fees

Ernst & Young LLP did not render any tax services to the Company during the fiscal years ended December 29, 2002 and December 30, 2001. These services were performed by an unrelated professional tax services firm, and included the preparation of the Company’s consolidated federal and multi-state tax returns.

Financial Information Systems Design and Implementation Fees

Ernst & Young LLP did not render any information technology services to the Company during the fiscal years ended December 29, 2002 and December 28, 2001. Since no services falling under this heading were rendered to the Company by Ernst & Young LLP during fiscal years 2002 or 2001, the Audit Committee has not assessed whether the provision of such services is compatible with maintaining the auditor’s independence.

All Other Fees

Ernst & Young LLP did not render any other services to the Company during the fiscal years ended December 29, 2002 and December 30, 2001. Since no services other than those specified above were rendered to the Company by Ernst & Young LLP during fiscal years 2002 or 2001, the Audit Committee has not considered whether the provision of other non-audit services is compatible with maintaining the auditor’s independence.

Submitted by the Audit Committee of

The Board of Directors

Brook H. Byers

William D. Savoy

L. John Doerr

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Board of Directors, on the recommendation of our Audit Committee, has appointed Ernst & Young LLP as our independent accountant to audit our consolidated financial statements for fiscal year 2003. This appointment is being presented to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has served as our independent auditors since 1998. A representative of Ernst & Young LLP is expected to be present at the meeting and will be given the opportunity to make a statement, should he or she desire to do so, and is expected to be available to respond to appropriate questions from the stockholders.

The affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (at which a quorum is present) is required to ratify the Board of Directors’ selection of Ernst & Young LLP. Abstentions will be treated as votes against this proposal, and Broker Non-Votes will have no effect on the outcome of the vote. If the appointment is not ratified, the Board of Directors will seek the appointment of other independent auditors.

Our Board of Directors unanimously approved the appointment of Ernst & Young LLP as our independent auditors for fiscal 2003 and recommends that the stockholders vote FOR the ratification of the appointment of Ernst & Young LLP.

EQUITY COMPENSATION PLAN INFORMATION

drugstore.com maintains the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan. The following table summarizes information concerning these equity based compensation plans as of December 29, 2002:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3) (c)
Equity compensation plans approved by security holders	13,500,098	$6.60	10,042,369
Equity compensation plans not approved by security holders	—	—	—

Total	13,500,098	$6.60	10,042,369

(1)	Represents the number of shares of common stock to be issued upon exercise of options outstanding under the 1998 Stock Plan. Does not include purchase rights accruing under the 1999 Employee Stock Purchase Plan for offerings beginning after July 31, 2002, the number and exercise price of which are not determinable until the expiration of such offering periods.
(2)	Weighted average exercise price per share of options outstanding under the 1998 Stock Plan. Does not include purchase rights accruing under the 1999 Employee Stock Purchase Plan for offerings beginning after July 31, 2002, the number and exercise price of which are not determinable until the expiration of such offering periods.
(3)	Represents 8,376,856 shares available for future issuance under the 1998 Stock Plan and 1,665,513 shares available for sale under the 1999 Employee Stock Purchase Plan. The maximum number of shares available for sale under the 1999 Employee Stock Purchase Plan is automatically increased on the first day of each fiscal year, up to and including 2004, by the lesser of 500,000 shares, three percent of the outstanding shares of the Company on the last day of the immediately preceding fiscal year or such lesser number of shares determined by the Board of Directors. (See Note 9 of the Notes to the Consolidated Financial Statements of drugstore.com for the fiscal year ended December 29, 2002 for more information regarding our equity compensation plans.)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 17, 2003, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each director and director nominee;

•	the Chief Executive Officer and the four other highest paid executive officers; and

•	all directors and executive officers as a group.

As of April 17, 2003, we had 68,759,202 shares of common stock outstanding and 812 stockholders of record. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after April 17, 2003, are deemed outstanding; however, such shares are not deemed outstanding for purposes of computing the ownership percentage of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for individuals that beneficially own 5% or more of our common stock is the same as the address of the entity affiliated with such individual indicated in the applicable footnote.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Beneficially Owned (1)
Amazon.com, Inc. (2) 1200 12th Avenue S. Seattle, WA 98144	12,963,339	18.9%

Kleiner Perkins Caufield & Byers (3) 2750 Sand Hill Road Menlo Park, CA 94025	11,068,745	16.1

Kal Raman (4)(5)	1,967,514	2.8

Peter M. Neupert (4)(6)	3,570,767	5.1

Jeffrey P. Bezos (7)	12,963,339	18.9

L. John Doerr (8)	12,081,983	17.6

Melinda French Gates (4)(9)	2,720,746	4.0

William D. Savoy (4)(10)	2,819,646	4.1

Dan Levitan (4)(11)	2,092,246	3.0

Gregory S. Stanger (4)(12)	—	—

Robert E. Barton (4)(13)	499,506	*

Christopher G. Hauser (4)(14)	544,766	*

Alesia L. Pinney (4)(15)	389,644	*

Mary E. Allison (4)(16)	113,414	*

All directors and executive officers as a group (14 persons) (17)	40,065,592	54.0%

*	Less than 1%

(1)	Percentage ownership is calculated based upon 68,759,202 shares of drugstore.com common stock outstanding on April 17, 2003.
(2)	Consists of 12,963,339 shares held by Amazon.com NV Investment Holdings, Inc., a wholly owned subsidiary of Amazon.com.
(3)	Consists of 10,130,403 shares held by Kleiner Perkins Caufield & Byers VIII, L.P. (“KPCB VIII”), 586,804 shares held by KPCB VIII Founders Fund, L.P. (“KPCB VIII FF”) and 351,538 shares held by KPCB Life Sciences Zaibatsu Fund II, L.P. (“KPCB ZF II”) KPCB VIII and KPCB VIII FF are wholly controlled by KPCB VIII Associates, L.P. (“KPCB VIII Associates”). KPCB ZF II is wholly controlled by KPCB VII Associates, L.P. (“KPCB VII Associates”).
(4)	The address of all directors, director nominees and officers of drugstore.com who do not beneficially own 5% or more of our common stock is 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005.
(5)	Mr. Raman has been serving in the capacity of President and Chief Executive Officer of drugstore.com since April 26, 2001. Includes 1,904,677 shares subject to options exercisable within 60 days of April 17, 2003.
(6)	Includes 1,722,621 shares subject to options exercisable within 60 days of April 17, 2003.
(7)	Reflects the 12,963,339 shares beneficially owned by Amazon.com. Mr. Bezos is a director of drugstore.com and is the Chairman of the Board, President and Chief Executive Officer of Amazon.com. As the largest single shareholder of Amazon.com, Mr. Bezos could be deemed to be the beneficial owner of these shares. Mr. Bezos disclaims beneficial ownership of these shares.
(8)	Reflects the 11,068,745 shares beneficially owned by Kleiner Perkins Caufield & Byers. Mr. Doerr is a general partner of KPCB VII Associates and KPCB VIII Associates and, as such, could be deemed to be the beneficial owner of these shares. Mr. Doerr disclaims beneficial ownership of shares held by KPCB VIII, KPCB VIII FF and KPCB ZF II, except to the extent of his pecuniary interest in those shares. Also includes 1,013,238 shares of common stock owned directly by Mr. Doerr.
(9)	Consists of 2,670,746 shares of common stock owned directly by Ms. Gates, as well as 50,000 shares subject to options exercisable within 60 days of April 17, 2003.
(10)	Includes 2,809,649 shares owned by Vulcan Ventures, of which Mr. Savoy is the President. Mr. Savoy disclaims beneficial ownership of shares held by Vulcan Ventures.
(11)	Reflects 2,092,246 shares of common stock owned by Maveron Equity Partners, L.P. (“Maveron”). Mr. Levitan is one of two members of a limited liability company that serves as a general partner of Maveron and, as such, may be deemed to be a beneficial owner of these shares. Mr. Levitan disclaims beneficial ownership of shares held by Maveron, except to the extent of his pecuniary interest in those shares.
(12)	Mr. Stanger was appointed as a director of drugstore.com effective as of April 1, 2003.
(13)	Includes 494,559 shares subject to options exercisable within 60 days of April 17, 2003.
(14)	Includes 536,813 shares subject to options exercisable within 60 days of April 17, 2003.
(15)	Includes 600 shares held by Ms. Pinney as custodian for her daughter, niece and nephew, of which shares Ms. Pinney may be deemed to be the beneficial owner, and 378,597 shares subject to options exercisable within 60 days of April 17, 2003.
(16)	Includes 108,414 shares subject to options exercisable within 60 days of April 17, 2003.
(17)	Includes 5,453,175 shares subject to options exercisable within 60 days of April 17, 2003.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Composition of the Committee

From the beginning of the 2002 fiscal year up to March 7, 2002, the members of the Compensation Committee were Messrs. Doerr and Schultz and Mrs. Gates. The current members of the Compensation Committee are Messrs. Doerr and Levitan and Mrs. Gates. Mr. Levitan was appointed as a member of the

Compensation Committee effective upon Mr. Schultz’s resignation as a Director on March 7, 2002. All members of the Compensation Committee are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Philosophy

We offer compensation packages designed to attract and retain outstanding employees, to encourage and reward the achievement of corporate goals and to align employee financial interests with long-term stockholder value. Our compensation policy is to offer a package including a competitive salary, an incentive bonus based upon attainment of individual and company performance goals and competitive benefits. We also encourage broad-based employee ownership of drugstore.com common stock through employee stock purchase and stock option programs in which most employees are eligible to participate, in order to more closely align the interests of our employees with those of our stockholders at large.

Our compensation policy for executive officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals. Executive officers receive total compensation packages in line with their responsibilities, expertise and performance. The Compensation Committee establishes performance goals for our executive officers as an incentive for superior individual, group, and corporate performance. In setting these goals, the Compensation Committee considers numerous qualitative and quantitative factors.

Cash-Based Compensation

The salaries of our executive officers, other than the Chief Executive Officer, are determined annually by the Compensation Committee, based on a review of the recommendation to the Committee by the Chairman and the Chief Executive Officer of the Company. The salary of the Chief Executive Officer is determined annually by either the full board or the Compensation Committee, based on a review and recommendation by the Chairman of the Company. In determining an executive officer’s salary, the Compensation Committee evaluates the responsibilities and performance of such executive officer with respect to specific objectives and considers salaries paid to executives with similar responsibilities at comparable companies. Each executive officer, including the Chief Executive Officer, is eligible to receive a cash bonus, at the discretion of the Compensation Committee, based upon the individual’s performance and the achievement by the Company of certain performance goals, including growth in the Company’s revenues.

All executive officers, including the Chief Executive Officer, volunteered to forego any increase in their base salaries for 2003. As a result, the Compensation Committee has determined not to raise the base salaries of any executive oficer for fiscal 2003 except for that of Ms. Allison.

Subsequent to the end of fiscal year 2002, in April 2003, the Compensation Committee adopted an executive management bonus plan (the “2003 Executive Management Bonus Plan”), which provides certain executives with a performance bonus of up to 60% of their 2003 base salary if certain performance criteria are satisfied. These performance criteria include certain sales and earnings objectives. Subsequent to the end of fiscal year 2003, the Compensation Committee will evaluate the performance of each participant against his or her performance objectives under the plan, in order to confirm their respective performance criteria were satisfied, prior to making any payments to participants in the 2003 Executive Management Bonus Plan.

Stock-Based Compensation

We seek to align the long-term interests of our executive officers (and other employees) with those of our stockholders. As a result, each executive officer receives a significant stock option grant when he or she joins the Company or is promoted to executive officer and may receive additional grants from time to time, in the discretion of the Compensation Committee. Stock-based compensation is evaluated annually by the Compensation Committee. In doing so, the Compensation Committee considers executive officers’

responsibilities and performance as well as surveys of equity compensation awarded to executives with similar responsibilities at comparable companies. Grant sizes are determined based on various subjective factors primarily relating to the responsibilities of the individual officers, their prior and anticipated contributions to our success and prior option grants. We intend to grant additional stock options to executive officers from time to time based on performance and future expected contributions.

Ongoing Review

The Compensation Committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, we may from time to time increase salaries, award additional stock options or provide other short- and long-term incentive compensation to executive officers.

Compliance With Section 162(m) of the Internal Revenue Code

We are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), which limits the deductibility of certain compensation payments to our executive officers in excess of $1 million. Section 162(m) also provides for certain exemptions to the limitations on deductibility, including compensation that is “performance based” within the meaning of Section 162(m). Based on fiscal year 2002 compensation levels, no limits on the deductibility of compensation applied to any officer of drugstore.com.

Submitted by the Compensation Committee of

The Board of Directors

L. John Doerr

Melinda French Gates

Dan Levitan

BOARD OF DIRECTORS’ REPORT ON COMPENSATION OF

THE CHIEF EXECUTIVE OFFICER

The entire Board of Directors (other than the Chief Executive Officer) reviewed and approved the compensation of the Chief Executive Officer for fiscal year 2002. In making its decisions, the Board of Directors used the same policies and goals that are used by the Compensation Committee in determining compensation for other executive officers. In determining the Chief Executive Officer’s compensation, the Board of Directors’ goal is to ensure that such compensation is competitive with that of chief executive officers at comparable companies, while basing a large percentage of his total compensation upon Company-specific performance goals. Although this may result in fluctuations in the level of compensation from year to year, the Board of Directors believes that this appropriately motivates the Chief Executive Officer to achieve set goals. For the fiscal year ended December 29, 2002, Mr. Raman received an annual base salary of $350,000 and stock options to purchase 400,000 shares of the common stock of drugstore.com at $2.41 per share, the market price per share on the date of grant. Mr. Raman was also awarded a $280,000 cash bonus, which was earned during fiscal year 2002, but paid during fiscal year 2003. The Board of Directors believes that Mr. Raman was paid a reasonable salary and that his bonus was based on the same corporate financial goals as those set for our other executive officers.

Jeffrey P. Bezos

Brook H. Byers(1)

L. John Doerr

Melinda French Gates

Dan Levitan

Peter M. Neupert

William D. Savoy

Gregory S. Stanger(2)

(1)	Mr. Byers resigned from the Board of Directors effective March 24, 2003. As a result Mr. Byers participated only in the deliberations of the Board of Directors with respect to Mr. Raman’s annual base salary and grant of stock options for fiscal year 2002.
(2)	Mr. Stanger was appointed to the Board of Directors as Mr. Byers’ replacement, effective April 1, 2003. As a result Mr. Stanger participated only in the deliberations of the Board of Directors with respect to Mr. Raman’s cash bonus for fiscal year 2002.

PERFORMANCE GRAPH

The following graph provides a comparison of the cumulative total stockholder return on our common stock from the IPO price to the Nasdaq Stock Market closing price per share on December 27, 2002, the last trading day of our 2002 fiscal year, with the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Morgan Stanley High Technology Index. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in our common stock and in each index on July 27, 1999, the date of our pricing of our IPO at the initial offering price of $18.00 per share, and (ii) reinvestment of dividends. No dividends have been declared or paid on our common stock. The price per share of our common stock at the close of trading on July 28, 1999, which was the first day of trading of our common stock, was $50.25 per share. Historical stock price performance is not necessarily indicative of future stock performance.

Comparison of 41-month Cumulative Total Return* Among drugstore.com, inc., the Nasdaq Stock Market (U.S.) Index and the Morgan Stanley High Technology Index

Date	drugstore.com, inc.	Nasdaq Stock Market (U.S.)	Morgan Stanley High Technology Index
7/27/99	$100	$100	$100
12/31/99	$201	$150	$150
12/29/00	$5	$92	$117
12/28/01	$11	$74	$90
12/27/02	$13	$51	$51

*	$100 invested on 7/27/99 in stock or index including reinvestment of dividends.

EXECUTIVE COMPENSATION

The following table sets forth the compensation received for services rendered to drugstore.com during the last three fiscal years by our Chief Executive Officer and the four other individuals who were our most highly compensated executive officers in fiscal year 2002.

Summary Compensation Table

Name and Principal Position	Annual Compensation					Long-Term Compensation Awards	All Other Compensation (1)
	Year	Salary		Bonus		Securities Underlying Options
Kal Raman (2) President and Chief Executive Officer	2002 2001 2000	$350,000 312,923 221,154	(4)	$280,000 562,500 35,644	(3) (5) (6)	400,000 1,250,000 575,000	$240 187 286,652	(7)

Robert A. Barton Vice President of Finance and Chief Financial Officer	2002 2001 2000	$191,154 173,077 133,261		$25,826 109,712 20,652	(8) (9) (10)	200,000 100,000 325,000	$151 117 70

Christopher G. Hauser Vice President of Operations	2002 2001 2000	$191,894 174,231 158,915		$33,486 117,385 27,658	(11) (12) (13)	200,000 100,000 350,000	$389 335 230

Alesia L. Pinney Vice President, General Counsel and Secretary	2002 2001 2000	$183,385 167,885 123,654		$22,901 93,000 19,846	(14) (15) (16)	150,000 75,000 312,500	$144 117 79

Mary E. Allison (17) Vice President, Merchandising	2002 2001 2000	$167,385 15,906 —		$22,606 1,280 —	(18) (19)	50,000 -0- —	$140 15 —

(1)	Represents a premium paid for term life insurance for the benefit of the named executive officer.
(2)	Mr. Raman was appointed President and Chief Executive Officer of drugstore.com in April 2001.
(3)	Represents a $280,000 bonus earned in 2002 but paid in 2003.
(4)	Represents an annual base salary of $350,000 earned by Mr. Raman as Chief Executive Officer for the period beginning April 26, 2001, and ending December 30, 2001, and an annual base salary ranging from $225,000 to $245,000 earned by Mr. Raman prior to his appointment as Chief Executive Officer for the period beginning January 1, 2001 and ending April 25, 2001.
(5)	Includes the following bonuses earned by Mr. Raman in connection with his compensation package as Chief Executive Officer: a $75,000 signing bonus, a $350,000 bonus earned in 2001 but paid in 2002 and a $25,000 bonus earned in 2001 but paid in 2002. Also includes additional bonuses earned by Mr. Raman in 2001 totaling $112,500 prior to his appointment as Chief Executive Officer.
(6)	Includes a $15,000 bonus earned in 2000 but paid in 2001.
(7)	In addition to the premium paid for term life insurance, this figure also includes the forgiveness of a promissory note with principal and interest totaling $286,486.
(8)	Includes a $14,438 bonus earned in 2002 but paid in 2003.
(9)	Includes a $21,875 bonus earned in 2001 but paid in 2002.
(10)	Includes a $9,000 bonus earned in 2000 but paid in 2001.
(11)	Includes a $16,973 bonus earned in 2002 but paid in 2003.
(12)	Includes a $21,875 bonus earned in 2001 but paid in 2002.
(13)	Includes a $12,375 bonus earned in 2000 but paid in 2001.
(14)	Includes a $13,781 bonus earned in 2002 but paid in 2003.

(15)	Includes a $10,913 bonus earned in 2001 but paid in 2002.
(16)	Includes a $9,000 bonus earned in 2000 but paid in 2001.
(17)	Ms. Allison was appointed as an officer and hired as Vice President of Merchandising in November 2001.
(18)	Includes a $12,600 bonus earned in 2002 but paid in 2003.
(19)	Includes a $1,280 bonus earned in 2001 but paid in 2002.

Option Grants

The following table provides summary information regarding stock options granted to the individuals named in the summary compensation table above during the fiscal year ended December 29, 2002.

Option Grants in Last Fiscal Year

Name	Individual Grants		Exercise Price Per Share ($)	Market Price per Share on Date of Grant ($) (3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (4)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)				0%	5%	10%
Kal Raman	400,000	9.4%	$2.410	$2.410	02/08/12	$—	$606,254	$1,536,368
Robert A. Barton	200,000	4.7	1.930	2.410	02/08/12	96,000	399,127	864,184
Christopher G. Hauser	200,000	4.7	1.930	2.410	02/08/12	96,000	399,127	864,184
Alesia L. Pinney	150,000	3.5	1.930	2.410	02/08/12	72,000	299,345	648,138
Mary E. Allison (5)	50,000	1.2	1.930	2.410	02/08/12	24,000	99,782	216,046

(1)	As long as the optionee maintains continuous employment with drugstore.com, 20% of the options granted during fiscal 2002 to the individuals above vest six months after the date of grant, and the remaining 80% vests in equal installments every three months over the subsequent 42-month period.
(2)	Based on an aggregate of 4,243,000 shares underlying options granted by drugstore.com during the fiscal year ended December 29, 2002 to our employees.
(3)	Based on the closing price per share on February 8, 2002, the date of grant.
(4)	Potential realizable values are computed by multiplying the number of shares of common stock subject to a given option by the fair market value of the common stock on the date of grant, assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and subtracting from that result the aggregate option exercise price. The 0%, 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.
(5)	Ms. Allison was appointed as an officer and hired as Vice President of Merchandising in November 2001.

Option Exercises and Holdings

The following table provides summary information concerning options exercised during the year ended December 29, 2002, and exercisable and unexercisable options held as of December 29, 2002 by the individuals named in the summary compensation table above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
			Unexercisable	Exercisable	Unexercisable	Exercisable
Kal Raman	—	—	1,061,194	1,632,806	$1,578,695	$364,445
Robert A. Barton	—	—	252,250	432,350	541,708	101,400
Christopher G. Hauser	—	—	312,985	462,015	431,100	101,400
Alesia L. Pinney	10,000	$25,945	227,497	325,003	404,762	84,363
Mary E. Allison (2)	—	—	220,737	79,263	112,978	313,022

(1)	Based on a value of $2.35 per share, the market price per share on December 27, 2002, the last day of trading before the end of fiscal year 2002, minus the per share exercise price, multiplied by the number of shares underlying the option.
(2)	Ms. Allison was elected as an officer and hired as Vice President of Merchandising in November 2001.

Agreements with Named Executive Officers and Directors

Kal Raman was appointed President and Chief Executive Officer of drugstore.com effective April 26, 2001. Under the terms of his offer letter dated May 21, 2001, Mr. Raman receives an annual base salary of $350,000, a grant of stock options to purchase 1,000,000 shares of our common stock at $1.53 per share, the market price at the time of grant, a $75,000 signing bonus and a $25,000 bonus, paid on April 26, 2002. In addition, Mr. Raman is eligible to receive a bonus of up to $350,000 annually and standard employee benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into the transactions described below with our executive officers, directors and five-percent stockholders and their affiliates.

Agreement with Vulcan Ventures

In May 1999, we issued a convertible promissory note convertible into 2,266,289 shares of Series D preferred stock to Vulcan Ventures in exchange for $40 million in cash and an obligation by Vulcan Ventures to provide us with cable television advertising valued at $5 million (based on comparable transactions with unaffiliated third parties) through Charter Communications Holdings, LLC, one of its affiliates. The advertising was expensed in the period in which the airtime was used. The promissory note was converted into 2,266,289 shares of Series D preferred stock in June 1999 (all of which were converted into common stock at the time of our IPO). During 2001, the Company extended the terms of the cable television advertising agreement by an additional year, to June 2003, and reduced the advertising obligations to $2.5 million. As of June 2002, we had received advertising services valued, in aggregate, at $50,000 pursuant to this agreement. In the opinion of management, the valuation of such advertising services received by us to that date was fair and reasonable and was based on comparable transactions with unrelated third parties. In June 2002, the remaining amount of pre-paid cable television advertising services available to us under the agreement was written off and the agreement terminated, when management determined that it was not economically feasible to utilize the services. William D. Savoy, President of Vulcan Ventures, has been a director of drugstore.com since July 1999.

Agreement with Rite Aid

In June 1999, we entered into a strategic relationship with Rite Aid whereby customers are able to order refills of their existing Rite Aid prescriptions from us at our Web site and either use our standard delivery options or pick up the prescriptions at Rite Aid stores nationwide. In addition, Rite Aid and drugstore.com have agreed to promote each other’s services both online and offline, including a link from Rite Aid’s Web site to our Web site. As part of the relationship, both Rite Aid and drugstore.com agreed to certain exclusivity provisions that limit our ability to promote or affiliate with any other physical retail drugstore, prevent us from operating as a traditional physical drugstore and preclude Rite Aid from offering or selling products or services on the Internet other than through our Web site. Under the agreement, we are obligated to purchase all of our pharmaceutical requirements from Rite Aid, unless we are able to obtain better overall terms from another vendor. The agreement contains additional provisions providing for the licensing by Rite Aid to drugstore.com of information technology systems and the integration of the information technology and pharmacy systems of the two companies. This agreement extends for ten years, but can be terminated for breach prior to such time. In connection with this relationship, Rite Aid acquired 9,334,746 shares of our common stock for $7.6 million in cash and other additional consideration.

As of April 17, 2003, Rite Aid owned none of our outstanding common stock. Pursuant to our agreement with Rite Aid, during fiscal 2002, we purchased all of our pharmaceutical product requirements from Rite Aid and paid Rite Aid a total of $102.1 million in connection with such purchases. In the opinion of management, these purchases were made on terms that were fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties at the time of their execution.

Agreement with Amazon.com

On January 24, 2000, we entered into an agreement with Amazon.com to integrate various shopping features of our Web site and to create a persistent drugstore.com shopping presence on Amazon.com’s Web site. The agreement also covers various advertising and cross-promotion initiatives and obligates the parties to undertake the development of additional features designed to further integrate the Web sites, including with respect to search and browse capabilities and a shared shopping basket. We agreed to pay Amazon.com a total of $105 million over the three-year term of the agreement, of which $30 million was paid at the time the agreement was executed. In July 2000, we and Amazon.com agreed to reduce the minimum cash payments due over the three-year term of the agreement from $75.0 million to $30.0 million. We also agreed to pay additional amounts in cash if the advertising services exceed certain performance thresholds in the second and third year of the agreement. In connection with the amendment of the agreement, we issued to Amazon.com a fully vested, nonforfeitable and exercisable warrant to purchase 2.5 million shares of our common stock at $4.9375 per share. The warrant expired without being exercised in July 2002.

In June 2001, we further amended this agreement, changing the termination date of the agreement from April 2003 to June 2002 and revised the total consideration under the agreement from $67.3 million over 36 months, including stock consideration of $37.3 million and cash payments of $30 million, to $46.3 million over 27 months, representing stock consideration of $37.3 million and cash payments of $9 million.

In June 2002 we entered into a cost-per-new customer marketing agreement with Amazon.com whereby we pay Amazon.com for each new, unique customer that places an order, and Amazon.com continues to maintain a persistent drugstore.com presence on its Web site while we retain an ability to serve Amazon.com shoppers who are searching for health, beauty, wellness and pharmacy products. The new agreement has been extended and now expires in March of 2004.

During fiscal year 2002, we paid Amazon.com an aggregate of approximately $9.1 million, pursuant to the terms of the two agreements discussed above.

Jeffrey P. Bezos, one of our directors, is the Chairman of the Board, President and Chief Executive Officer of Amazon.com, which as of April 17, 2003, owned approximately 19% of our outstanding common stock.

Agreements with Our Chairman and Our Chief Executive Officer

We have entered into agreements, based on offer letters, with Messrs. Neupert and Raman. See “Director Compensation” on page 6 and “Agreements with Named Executive Officers and Directors” on page 17 respectively, for a description of the offer letters.

Approval of Future Transactions

All future transactions, including any loans from us to our principal stockholders or affiliates, will be approved by a majority of our Board of Directors, including a majority of the independent and disinterested members of the Board of Directors and, if required by law, a majority of disinterested stockholders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding ten percent or more of our common stock are required to report to the SEC and the Nasdaq National Market their initial ownership of our stock and any subsequent changes in that ownership. Other than as set forth below and based on a review of Forms 3, 4 and 5, furnished to us and filed under Section 16(a) of the Securities Exchange Act, we believe that during fiscal year 2002, our officers, directors and holders of ten percent or more of our common stock filed all Section 16(a) reports on a timely basis.

During fiscal year 2002, one Statement of Changes of Beneficial Ownership (Form 4) was inadvertently filed one day late for Ms. Pinney, which Form 4 covered two transactions, and each of Messrs. Raman and Barton, which Forms 4 each covered one transaction.

OTHER MATTERS

We know of no other matters that are likely to be brought before the Annual Meeting. If, however, other matters not now known or determined properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

If you want us to consider including a proposal in the proxy statement for the 2004 annual meeting of stockholders (the “2004 Annual Meeting”), you must deliver it in writing to us at drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005, Attention: Secretary, by no later than January 9, 2004. All proposals must comply with the requirements of Rule 14a-8 under the Exchange Act in order to be considered for inclusion in next year’s proxy statement.

In addition, our Amended and Restated Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders’ meeting to do so in accordance with the terms of these provisions. These advance notice provisions require that, among other things, stockholders give timely written notice to our Secretary not more than 120, or less than 90, calendar days prior to the date on which the annual meeting for the immediately preceding year occurred, as determined under our Amended and Restated Bylaws. This means that written notice of such business must be received by our secretary no earlier than February 13, 2004 and no later than March 14, 2004. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The proxy holders for the 2004 Annual Meeting may, pursuant to Rule 14a-4(c) under the Exchange Act, exercise discretionary authority to vote on any proposal to be voted on at the 2004 Annual Meeting of which we do not receive notice (i) on or before March 24, 2004, or (ii) a reasonable time before we mail our proxy materials for the 2004 Annual Meeting, if the date of the 2004 Annual Meeting changes by more than 30 days from the date of this year’s Annual Meeting. Further, the proxy holders for the 2004 Annual Meeting may exercise discretionary authority to vote on any shareholder proposal that was received in a timely manner as described in the preceding paragraph but that we have omitted from the proxy statement for the 2004 Annual Meeting pursuant to the rules of the Exchange Act.

ANNUAL REPORT

A copy of our combined annual report to stockholders and annual report on Form 10-K/A, including exhibits, for the fiscal year ended December 29, 2002 accompanies this Proxy Statement. An additional copy will be furnished without charge to beneficial stockholders or stockholders of record upon request to Robert A. Barton, Vice President of Finance and Chief Financial Officer of drugstore.com, inc., 13920 Southeast Eastgate Way, Suite 300, Bellevue, Washington 98005 or upon calling (425) 372-3200. Copies of exhibits to the Annual Report on Form 10-K/A are available for a nominal fee.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by drugstore under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Compensation Committee”, “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission), and “Performance Graph,” as well as the Audit Committee Charter, will not be deemed incorporated, unless specifically provided otherwise in that other filing. Information contained on or accessible through our website is not a part of this Proxy Statement.

By Order of the Board of Directors

Alesia L. Pinney

Vice President, General Counsel and Secretary

Bellevue, Washington

April 28, 2003

PROXY

drugstore.com, inc.

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF DRUGSTORE.COM, INC.

The undersigned stockholder of drugstore.com, inc., a Delaware corporation, hereby appoints Peter M. Neupert and Alesia L. Pinney as proxies for the undersigned, with full power of substitution, to attend the 2003 Annual Meeting of Stockholders of drugstore.com, inc. to be held on Thursday, June 12, 2003, at 9:00 a.m., Pacific Time, at the Bellevue Club, Olympic Suite A, 11200 SE 6th St., Bellevue, Washington 98004, and at any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the nominees for directors and FOR the proposals.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

SEE REVERSE SIDE	SEE REVERSE SIDE

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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THIS PROXY. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR THE FOLLOWING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AT THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

☒	Please mark votes as in this example

			FOR THE NOMINEES	WITHHELD FROM THE NOMINEES			FOR	AGAINST	ABSTAIN
1.	Election of Directors Nominees: 01 Peter M. Neupert 02 Kal Raman 03 Jeffrey P. Bezos 04 L. John Doerr	05 Melinda French Gates 06 Dan Levitan 07 William D. Savoy 08 Gregory S. Stanger	☐	☐	2.	Ratification of appointment by the Company’s Board of Directors of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year 2003.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in the space below.	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

Signature:                                                                                                                                     Date:

Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer signing for a corporation, please give full title under signature.

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